CUSIP No. 291525103
EXHIBIT A
JOINT FILING AGREEMENT
     The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock of Emmis Communications Corporation is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 8, 2007	TCS CAPITAL GP, LLC

	By:	/s/ Eric Semler

Name: Eric Semler
Title: Managing Member

ERIC SEMLER

	By:	/s/ Eric Semler